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                                                                  EXHIBIT 5.1(b)


                                 MCINNES COOPER
                                  Summit Place
                             1601 Lower Water Street
                               Post Office Box 730
                              Halifax, Nova Scotia
                                 Canada B3J 2V1
                                 T. 902 425 6500
                                 F. 902 452 6350
                              www.mcinnescooper.com



Our File: FH-2918
July 30, 2001

Board of Directors
Anadarko Finance Company
Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

Gentlemen:

                  We have acted as Nova Scotia counsel to Anadarko Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada ("Anadarko Finance"), and a wholly-owned, indirect subsidiary of Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko Petroleum" and together with Anadarko Finance, the "Obligors"), in connection with the public offering of (i) $950,000,000 aggregate principal amount of Anadarko Finance's 6 3/4% Series B Senior Notes due 2011 (the "10-Year Exchange Notes") and (ii) $900,000,000 aggregate principal amount of Anadarko Finance's
7 1/2% Series B Senior Notes due 2031 (the "30-Year Exchange Notes" and, together with the 10-Year Exchange Notes, the "Exchange Notes"). The Exchange Notes are to be (i) issued under the Indenture, dated as of April 26, 2001, as amended by a supplemental indenture dated May 23, 2001 (such indenture as supplemented being referenced herein as the "Indenture"), by and among the Obligors and The Bank of New York, as trustee (the "Trustee"), and (ii) fully and unconditionally guaranteed by Anadarko Petroleum pursuant to a guarantee (the "Guarantee") included in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") by Anadarko Finance to the holders of its issued and outstanding 6 3/4% Series A Senior Notes due 2011 (the "10-Year Original Notes") and the holders of its issued and outstanding 7 1/2% Series A Senior Notes due 2031 (the "30-Year Original Notes" and, together with the 10-Year Original Notes, the "Original Notes"), pursuant to which Exchange Offer, Anadarko Finance is offering to exchange (i) the 10-Year Exchange Notes for a like principal amount of issued and outstanding 10-Year Original Notes and
(ii) the 30-Year Exchange Notes for a like principal amount of issued and outstanding 30-Year Original Notes, all as contemplated by the Registration Rights Agreement, dated as of April 26, 2001 (the "April Registration Rights



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MCINNES COOPER                                                            Page 2
                                                                         FH-2918
                                                                   July 30, 2001



Agreement"), by and among the Obligors and Credit Suisse First Boston Corporation ("CSFB"), and the Registration Rights Agreement, dated as of May 23, 2001 (the "May Registration Rights Agreement" and together with the April Registration Rights Agreement, the "Registration Rights Agreements"), by and among the Obligors and CSFB.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (i) the registration statement on Form S-4 (Registration No. 333-65082), filed by the Obligors with the Securities and Exchange Commission (the "SEC") on July 13, 2001, and Amendment No. 1 to such Registration Statement, filed with the SEC on July 30, 2001 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

                  (ii) Anadarko Finance's Memorandum of Association and Articles of Association, each as amended to date;

                  (iii) an executed copy of the Indenture; and

                  (iv) the form of the 10-Year Exchange Notes; and

                  (v) the form of the 30-Year Exchange Notes.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures on all documents that we have examined, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than Anadarko Finance, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed,



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MCINNES COOPER                                                            Page 3
                                                                         FH-2918
                                                                   July 30, 2001


without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to Anadarko Finance, the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.

                  Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

                  1. The Indenture has been duly authorized, executed and delivered by Anadarko Finance.; and

                  2. The Exchange Notes have been duly authorized by Anadarko Finance and, when executed and delivered by an officer of Anadarko Finance in accordance with the terms of the Indenture, will be duly executed and delivered by Anadarko Finance.

                  This opinion is rendered to you solely for your benefit in connection with the filing of the Registration Statement and for the benefit of Andrews & Kurth L.L.P. in connection with any opinion to be issued by such firm in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.



                                            Very truly yours,

                                            /s/ MCINNES COOPER